Exhibit 10.29
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), effective as of July 1, 2013, amends certain provisions of that certain Employment Agreement (the “Agreement”), dated December 17, 2012, between ScanSource, Inc., a South Carolina corporation (the “Company”), and Charles A. Mathis (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

STATEMENT OF PURPOSE:

WHEREAS, the Company and the Executive (collectively, the “Parties”) are parties to the Agreement and desire to amend the Agreement pursuant to Section 13(g) thereof in accordance with the terms set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the mutual commitments below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Amendment to Section 4(b) (“Expenses”). Section 4(b) of the Agreement is hereby amended by adding the following sentence at the end of the current Section 4(b), with the remainder of Section 4(b) being unchanged: “In addition, without limiting the preceding provisions of this Section 4(b), the Company shall reimburse the Executive for relocation expenses related to his move to Greenville, South Carolina, in connection with the commencement of his employment, with such reimbursement to be in accordance with this Section 4(b) in the amount of approximately $125,000.”

2.    Title. The first paragraph of the “Background” section of the Agreement is hereby amended to read as follows:

“The Company desires to employ Executive as Senior Vice President and Chief Financial Officer, and Executive is willing to serve in such capacity and the parties desire to document the terms and conditions of such employment as stated in this Agreement.”

3.    Amendment to Exhibit A to Employment Agreement. The Agreement is hereby amended by revising the paragraph entitled “Variable Compensation” in Exhibit A as follows:

Executive: Charles A. Mathis
Base Salary: $325,000 annually

Variable Compensation: Beginning on the effective date of the Employment Agreement and continuing through the end of the Employment Period, Executive’s compensation structure will be as follows:

Variable compensation may be paid in such amounts as may be determined by the Committee, with the input of the CEO, based upon Executive’s performance and attainment of management and performance goals established in this Exhibit A. The target amount of such annual variable compensation will be 50% of the Executive’s Base Salary and the maximum amount of such annual variable compensation will be 200% of the Executive’s Base Salary. Any variable compensation earned during the Company’s 2014 fiscal year will be paid to Executive annually following fiscal year end in connection with the Board’s review of the Company’s financial statements and approval of the Company’s annual report on Form 10-K.

Notwithstanding any other provision of this Agreement or this Exhibit A, any variable compensation to be paid under this Agreement will be paid to Executive by the later of (i) March 15th following the end of the calendar year in which Executive’s right to such variable compensation vests or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which Executive’s right to such variable compensation vests.

Given Executive may be a “covered employee” under Code Section 162(m), the foregoing variable compensation is intended to be a Performance Unit granted under the terms of the Company’s 2002 Long-Term Incentive Plan and has been designated as a “Qualified Performance-Based Award.” The variable compensation is intended to qualify for the Code Section 162(m) Exemption within the meaning of the Company’s 2002 Long-Term Incentive Plan. In no event may Executive’s variable compensation under this Agreement for any year exceed the maximum amount allowed by the terms of the 2002 Long-Term Incentive Plan currently in effect, which is $3,000,000 as of the Effective Date. Executive’s right to receive and retain any payment of variable compensation is subject to the written certification of the Board Compensation Committee that the relevant performance goals have been achieved. To the extent appropriate, the Board Compensation Committee may provide for the payment of variable compensation under the terms of another Company variable plan that permits Qualified Performance-Based Awards, in which case the limits and terms of such other variable plan will apply.

4.    Miscellaneous. Other than as set forth herein, the terms and conditions of the Agreement, including Exhibit A, shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Employment Agreement effective as of the date and year first above written.

EXECUTIVE:      SCANSOURCE, INC.

/s/ Charles A. Mathis                 /s/ Michael L. Baur
Charles A. Mathis                      Michael L. Baur
Chief Executive Officer

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